UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2007

Perini Corporation

(Exact name of registrant as specified in its charter)

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Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

73 Mt. Wayte Avenue, Framingham, MA 01701

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (508) 628-2000

None

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of Perini Corporation (the “Company”) approved annual salary increases for certain executive officers of the Company. These increases were effective as of March 14, 2007. The Committee also approved the 2006 bonuses for the named executive officers (as defined under Regulation S-K 402(a)(3)).

The amounts of the base salary increases and the resulting annual base salaries of these executive officers are as follows:

Name	Title	Increase in Base Salary Amount	2007 Salary
Ronald N. Tutor	Chairman and Chief Executive Officer	$100,000	$1,000,000(1)

Robert Band	President and Chief Operating Officer	$50,000	$550,000

(1) Mr. Tutor is generally compensated for his services under a management services contract between the Company and Tutor-Saliba Corporation, a company of which Mr. Tutor is the Chief Executive Officer and sole stockholder.

The amounts of the 2006 bonuses are as follows:

Name	Title	2006 Bonus
Ronald N. Tutor	Chairman and Chief Executive Officer	$1,679,000

Robert Band	President and Chief Operating Officer	$734,135

Craig W. Shaw	President, Perini Building Company, Inc.	$484,135

Zohrab B. Marashlian	President, Perini Civil Construction	$425,000

Michael E. Ciskey	Vice President, Chief Financial Officer	$235,817

Additional information regarding the compensation of the Company's executive officers will be provided in the Company's Proxy Statement for the 2007 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

PERINI CORPORATION

Dated: March 27, 2007	By: /s/Michael E. Ciskey
Michael E. Ciskey
Vice President and Chief Financial Officer